                                                                EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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
                                               GIVE THE TAXPAYER
 FOR THIS TYPE OF ACCOUNT:                     IDENTIFICATION
                                               NUMBER OF --
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
  1. An individual's account                   The individual
  2. Two or more individuals (joint            The actual owner
    account)                                   of the account
                                               or, if combined
                                               funds, the first
                                               individual on
                                               the account(1)
  3. Husband and wife (joint account)          The actual owner
                                               of the account
                                               or, if joint
                                               funds, either
                                               person(1)
  4. Custodian account of a minor              The minor(2)
    (Uniform Gift to Minors Act)
  5. Adult and minor (joint account)           The adult or, if
                                               the minor is the
                                               only
                                               contributor, the
                                               minor(1)
  6. Account in the name of guardian or        The ward, minor,
    committee for a designated ward,           or
    minor, or incompetent person(3)            incompetent(3)
  7. a. The usual revocable savings trust      The grantor-
    account (grantor is also trustee)          trustee(1)
     b. So-called trust account that is not a  The actual
    legal or valid trust under State  law      owner(1)
  8. Sole proprietorship account               The owner(4)

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
                                                               GIVE THE TAXPAYER
FOR THIS TYPE OF ACCOUNT:                                      IDENTIFICATION
                                                               NUMBER OF --
--------------------------------------------------------------------------------
 9. A valid trust, estate, or pension trust                    The legal entity
                                                               (Do not furnish
                                                               the identifying
                                                               number of the
                                                               personal
                                                               representative
                                                               or trustee
                                                               unless the legal
                                                               entity itself is
                                                               not designated
                                                               in the account
                                                               title.)(5)
10. Corporate account                                          The corporation
11. Religious, charitable, or educational organization         The organization
12. Partnership account held in the name of the business       The partnership
13. Association, club, or other tax-exempt organization        The organization
14. A broker or registered nominee                             The broker or
                                                               nominee
15. Account with the Department of Agriculture in the name of  The public
   a public entity (such as a State or local government,       entity
   school district, or prison) that receives agricultural
   program payments


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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number or employer identification number.
(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Se-curity Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a) of the Internal Reve-nue Code of 1986, as amended (the "Code"), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.
 . A futures commission merchant registered with the Commodity Futures Trading
   Commission.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to an appropriate nominee.
 . Section 404(k) payments made by an ESOP.
 Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by indi- viduals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not pro-vided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
 . Payments described in section 6049(b)(5) of the Code to non-resident al-
   iens.
 . Payments on tax-free covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations.
 . Payments of mortgage interest to you.
 . Payments made to an appropriate nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDEN-TIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN EN-TITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, inter-est, or other payments to give correct taxpayer identification numbers to pay-ers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not re-cipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain pen-alties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includable payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certi-fications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE